Exhibit 16.

                           MEYERS NORRIS PENNY

                                       (logo)

July 7, 2008

United States Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the statement made by Zunicom Inc. to be included under Item 4.02 of Form 8-K, as part of the Company’s Form 8-K report dated July 7, 2008. We agree with the statements relating to our firm with respect to the change in the registrant’s certifying accountant.

Yours truly,

MEYERS NORRIS PENNY LLP

/s/ Al Title

Al Title, C.A.

Partner

AT/ab